Exhibit 99.1

ASSET PURCHASE AGREEMENT

BY AND AMONG

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.,

SM PURCHASE COMPANY, LLC,

AND

SURROMED, INC.

DATED AS OF

JANUARY 14, 2005

i

ii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of January 14, 2005 (this “Agreement”), is entered into by and among Pharmaceutical Product Development, Inc., a North Carolina corporation (“Parent”), SM Purchase Company, LLC, a North Carolina limited liability company (“Acquisition Sub”) and SurroMed, Inc., a Delaware corporation (the “Company”).

RECITALS

A. WHEREAS, the Company desires to sell to the Acquisition Sub, and the Acquisition Sub desires to purchase from the Company, those assets which relate to the Company’s Biomarker Business (as defined below), and the Acquisition Sub is willing to assume certain liabilities which relate to the Biomarker Business, subject to the terms and upon the conditions set forth herein;

B. WHEREAS, as a condition to, and concurrently with, the execution of this Agreement, Parent and the Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (each, a “Voting Agreement”) with the Stein 1995 Revocable Trust, Stein Partners, Gordon Ringold and Tanya Zarucki 1999 Revocable Trust, Alejandro A. Zaffaroni, Ph.D., Zaffaroni Revocable Trust U/T/D 1/24/86, Zaffaroni Family Partnership, L.P., and as a partner of the Zaffaroni Family Partnership, L.P., Institutional Venture Management VII, L.P., Institutional Venture Partners VII, L.P., IVP Founders Fund I, Technogen Associates, L.P., Technogen Enterprises, LLC, and August J. Moretti (each a “Stockholder” and, together, the “Stockholder Parties”) pursuant to which the Stockholder Parties have agreed, inter alia, to vote all shares of Company capital stock owned by them in favor of the approval and adoption of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.01 Terms Defined in this Section.

The following terms, as used in this Agreement, have the meaning set forth in this Section:

“Acquired Assets” shall have the meaning set forth in Section 2.01.

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Affiliate” shall have the meaning set forth in Section 9.02.

“Agreement” shall have the meaning set forth in the Preamble.

“Alavita” shall have the meaning set forth in Section 3.02.

“Assumed Liabilities” shall have the meaning set forth in Section 3.05.

“Biomarker Assets” shall have the meaning set forth in Section 3.05.

“Biomarker Business” shall have the meaning set forth in Section 3.05.

“Biomarker Intellectual Property” shall have the meaning set forth in Section 3.22.

“Closing” means the consummation of the acquisition of the Acquired Assets and assumption of the Assumed Liabilities pursuant to this Agreement, in accordance with the provisions of Article II.

“Closing Date” means the date on which the Closing occurs, as determined pursuant to Section 2.07.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” shall have the meaning set forth in the Preamble.

“Company Agreements” shall have the meaning set forth in Section 3.03.

“Company Approval Matters” shall have the meaning set forth in Section 5.03(a).

“Company Disclosure Schedule” shall have the meaning set forth in Article III.

“Company Material Adverse Effect” shall have the meaning set forth in Section 3.01.

“Company Plans” shall have the meaning set forth in Section 3.14.

“Confidentiality Agreement” shall have the meaning set forth in Section 5.04.

“Consents” shall have the meaning set forth in Section 3.06.

“Consideration” shall have the meaning set forth in Section 2.02.

“ERISA” shall have the meaning set forth in Section 3.14.

“Exchange Act” shall have the meaning set forth in Section 9.02.

“Excluded Assets” shall have the meaning set forth in Section 2.04.

“Financial Statements” shall have the meaning set forth in Section 3.04.

“GAAP” shall have the meaning set forth in Section 3.04.

“Governmental Entity” shall have the meaning set forth in Section 3.06.

“Guaranty” shall have the meaning set forth in Section 6.02(f).

“Hazardous Materials” shall have the meaning set forth in Section 3.15.

“Information Statement” shall have the meaning set forth in Section 5.03(b).

“Joint Agreements” shall mean the Master Services Agreement between the Company and PPD Development, L.P. entered into as of September 12, 2003 and the Sales Representative Agreement between the Company and PPD Development, L.P. dated September 12, 2003.

“Material Contracts” shall have the meaning set forth in Section 3.19.

“MP Facility” shall have the meaning set forth in the preamble to Article III.

“Nanoplex” shall have the meaning set forth in Section 3.02.

“Non-Biomarker Business” shall have the meaning set forth in Section 3.05.

“Non-Biomarker Subsidiaries” shall have the meaning set forth in Section 3.02.

“Outside Date” shall have the meaning set forth in Section 8.01(b).

“Parent” shall have the meaning set forth in the Preamble.

“Parent Damages” shall have the meaning set forth in Section 7.02.

“Parent Disclosure Schedule” shall have the meaning set forth in Article IV.

“Parent Indemnitees” shall have the meaning set forth in Section 7.02.

“Parent Material Adverse Effect” shall have the meaning set forth in Section 4.01.

“Parent Preferred Stock” shall have the meaning set forth in Section 4.05.

“Permitted Liens” shall have the meaning set forth in Section 3.05.

“Person” shall have the meaning set forth in Section 3.02

“Purchase Price Allocation” shall have the meaning set forth in Section 2.06.

“Representatives” shall have the meaning set forth in Section 5.04.

“Stockholder” shall have the meaning set forth in the Recitals.

“Stockholder Parties” shall have the meaning set forth in the Recitals.

“SVB Loan” shall have the meaning set forth in Section 6.02(e).

“Third Party Claim” shall have the meaning set forth in Section 7.06(a).

“Updated Company Disclosure Schedule” shall have the meaning set forth in Section 5.14.

“Voting Agreement” shall have the meaning set forth in the Recitals.

ARTICLE II

Acquisition of Acquired Assets and Consideration

Section 2.01 Acquisition of Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company will sell, assign, transfer, convey and deliver to the Acquisition Sub, by bills of sale, assignments and other instruments of transfer in form consistent with this Agreement, and the Acquisition Sub will purchase and acquire, all of the Company’s right, title and interest, as of the Closing Date, in and to the Biomarker Assets, Biomarker Intellectual Property and Material Contracts (collectively, the “Acquired Assets”) free and clear of any claims, liabilities, liens, security interests, mortgages, pledges, encumbrances, or restrictions, except for Permitted Liens.

Section 2.02 Consideration. In consideration of the sale, transfer, conveyance, assignment, and delivery to the Acquisition Sub of the Acquired Assets pursuant to this Agreement, the Acquisition Sub will deliver at the Closing the Parent Preferred Stock and all certificates representing the Parent Preferred Stock duly endorsed to the Company (the “Consideration”). At the Closing, the Parent Preferred Stock shall be cancelled.

Section 2.03 Assumption of Assumed Liabilities. In addition to the payment and delivery of the Consideration, on and as of the Closing Date the Acquisition Sub will assume and agree to pay or perform, or cause to be paid or performed in accordance with their terms or otherwise satisfy, and will release and indemnify the Company from, the Assumed Liabilities; provided, however, that (i) the total dollar amount of trade and other accounts payables included in the Assumed Liabilities will in no event exceed Five Hundred Thousand Dollars ($500,000) as of the Closing and any such trade payables may be paid by Acquisition Sub on or before the Closing at the option of Acquisition Sub; and (ii) the total obligations to G.E. Capital Corporation shall not exceed Three Million Four Hundred Thousand Dollars ($3,400,000) at the Closing. Except for the Assumed Liabilities to be assumed by Acquisition Sub as set forth in this Agreement, neither Parent nor Acquisition Sub assumes or shall assume any debt, obligation, contract or any other liability whatsoever of the Company, its subsidiaries, affiliates, directors, officers or shareholders of any kind or nature, absolute or contingent, known or unknown. Assumed Liabilities specifically exclude, without limitation, any liability or obligation for a breach, default or violation of any provision of the Material Contracts which occurs prior to the Closing Date.

Section 2.04 Excluded Assets. Notwithstanding anything set forth in the definition of Acquired Assets, the Company will not sell and the Acquisition Sub will not acquire any right, title or interest in or to the assets of the Nonbiomarker Business identified in Section 3.05(c) of the Company Disclosure Schedule attached hereto (the “Excluded Assets”).

Section 2.05 Consents. Nothing in this Agreement will be construed as an attempt or agreement to assign any lease, contract or other agreement or any license which cannot be assigned, transferred, subleased or sublicensed without the consent or waiver of the party or parties thereto (other than the Company) or any third party or Governmental Entity, unless such consent or waiver has been obtained, or if such assignment, transfer, sublease or sublicense or attempt to assign, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, the execution and delivery of this Agreement will not constitute an assignment, transfer, sublease or sublicense thereof. The Company will use all reasonable efforts prior to and, if necessary with respect to the Acquired Assets after, the Closing, to obtain the Consents, as may be required for the assignment or transfer by the Company of the Acquired Assets, it being understood that all reasonable efforts will not include any requirement to (a) pay any consideration or (b) offer or grant financial accommodations to any third party with respect to such assignment or transfer. The Acquisition Sub will cooperate with the Company, in such manner as may be reasonably requested, in connection therewith.

Section 2.06 Purchase Price Allocation. The Consideration and Assumed Liabilities payable hereunder for the Acquired Assets shall be allocated among the various Acquired Assets by Acquisition Sub in a manner reasonably acceptable to the Company (the “Purchase Price Allocation”) in accordance with Section 1060 of the Code and applicable IRS regulations. The Purchase Price Allocation shall be attached as Schedule 2.06 to this Agreement at or within sixty (60) days following the Closing. The Company and Acquisition Sub will file IRS Form 8594 consistent with such Purchase Price Allocation, and no party will take any contrary position regarding such allocation in any Tax filing or contest.

Section 2.07 Closing Date and Place. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the Closing will be held at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California 94025-3506 as promptly as practicable following satisfaction or waiver of the conditions set forth in Article VI, other than those conditions which by their terms are to be satisfied at the Closing.

ARTICLE III

Representations and Warranties of the Company

Except as disclosed in a document of even date herewith and delivered by the Company to Acquisition Sub and Parent prior to the execution and delivery of this Agreement and referring by numbered Section of the representations and warranties in this Agreement (the “Company Disclosure Schedule”) (provided that the inclusion of an item as an exception or qualification to one Section of this Agreement shall cause that item to be an exception or qualification to any other Section of this Agreement where the meaning of such exception or qualification and its applicability to other representations is reasonably apparent), the Company represents and warrants to Parent and Acquisition Sub as set forth in this Article III (for purposes of this Article III, representations and warranties made with respect to the Company shall include both the Company and MP Facility, Inc., a California corporation (“MP Facility”), and their respective assets and liabilities and references to MP Facility shall include only MP Facility).

Section 3.01 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to transact business as a foreign corporation in California and in every other jurisdiction in which the absence of such qualification might reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or property of the Company or the Biomarker Business or the Acquired Assets (a “Company Material Adverse Effect”). SurroMed, Ltd., a Bermuda corporation (“SurroMed Bermuda”) is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, and is duly qualified or licensed to transact business as a foreign corporation in every jurisdiction in which the absence of such qualification might reasonably be expected to have a Company Material Adverse Effect. MP Facility is a corporation duly organized, validly existing and in good standing under the laws of California, and is duly qualified or licensed to transact business as a foreign corporation in every jurisdiction in which the absence of such qualification might reasonably be expected to have a Material Adverse Effect.

Section 3.02 Subsidiaries. The Company is the sole and exclusive owner of all right, title and interest in and to all outstanding capital stock of Nanoplex Technologies, Inc., a Delaware corporation (“Nanoplex”) and Alavita Pharmaceuticals, Inc., a Delaware corporation (“Alavita”). Collectively, Nanoplex and Alavita are referred to in this Agreement as the “Non-Biomarker Subsidiaries.” The Company owns all right, title and interest in and to all outstanding capital stock of SurroMed Bermuda and MP Facility. Except as set forth in this Section 3.02, the Company does not directly or indirectly own any shares of capital stock or any equity or other participating interest in or control any other corporation, partnership, limited liability company, joint venture or other business association or entity (each, a “Person”).

Section 3.03 Authorization. The Company has all requisite corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform this Agreement and the Voting Agreement (together, the “Company Agreements”) in accordance with their respective terms. All corporate action on the part of the Company and its officers, directors, and as of the Closing stockholders, necessary for the authorization, execution, delivery and performance of all obligations of the Company under the Company Agreements has been taken. The Company Agreements, when executed and delivered by the Company (and assuming the due authorization, execution and delivery by the other parties thereto), shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that: (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnification may be limited by public policy.

Section 3.04 Financial Statements; Liabilities. The Company has made available to the Acquisition Sub or Parent its unaudited financial statements (including balance sheet, income statement and statement of cash flow) at and for the period ended November 30, 2004, which have been prepared internally by the Company’s management, and the Company’s audited balance sheet, income statement and statement of cash flows at and for the periods ended December 31, 2003 and December 31, 2002 (collectively, the “Financial Statements”). The Financial Statements fairly and accurately present the Company’s financial position and the results of operations as of their dates and as of the date of this Agreement with respect to the

November 30, 2004 Financial Statements and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis, subject in the case of the November 30, 2004 Financial Statements to normal year-end adjustments and the omission of notes. As of the date of this Agreement, the Company has no material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of taxes, other governmental charges or lawsuits other than liabilities incurred since the incorporation of the Company in the ordinary course of business and properly reflected on the books of the Company.

Section 3.05 Assets and Liabilities of the Biomarker Business. The Company has good and marketable title to or a valid leasehold interest in, or license to property and assets of the Biomarker Business (the “Biomarker Assets”), all of which are set forth on Section 3.05(a) of the Company Disclosure Schedule, free and clear of all mortgages, liens, security interests, charges, claims, encumbrances, options and other rights except for: (i) inchoate liens for current taxes not yet delinquent; (ii) the security interest held by GE Capital Corporation pursuant to the Master Security Agreement dated March 14, 2003; and (iii) possible minor defects in title, none of which, individually or in the aggregate, materially detract from the value of the property or assets subject thereto or materially impair the use of such property or assets (collectively, the “Permitted Liens”). With respect to the property and assets of the Biomarker Business that are leased by the Company, all such leases are valid, effective and enforceable in accordance with their respective terms, there does not exist thereunder any default or event or condition which, after the giving of notice, lapse of time or both, would constitute a material default thereunder and the Company, to its knowledge, holds a valid leasehold interest free and clear of any liens, charges, claims and encumbrances, subject only to the Permitted Liens. The Biomarker Assets constitute all of the assets, tangible and intangible, and to the knowledge of the Company rights, necessary to conduct the Biomarker Business as presently being conducted. The sole liabilities (fixed, contingent or other) of the Biomarker Business are set forth in Section 3.05(b) of the Company Disclosure Schedule (the “Assumed Liabilities”). For purposes of this Agreement, “Biomarker Business” shall mean services and technologies of the Company that support drug discovery and drug development by identifying biomarkers using biological, chemical and bioinformatics expertise and technologies including, immunoassays, MLS cytometry, high pressure liquid chromatography, gas chromatography, mass spectrometry, software, and data processing, integration, mining, analysis and presentation. All other property, assets and liabilities of the Company are, for purposes of this Agreement, the “Non-Biomarker Business” and are set forth in Section 3.05(c) of the Company Disclosure Schedule.

Section 3.06 Governmental and Third-Party Consents. No consent, approval, order, authorization or action of, or registration, declaration, notice or filing with, any corporation, person, firm or other third party or any Governmental Entity is required (i) by or with respect to the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement by the Company or the consummation of the transactions contemplated hereby, or (ii) to continue to have vested in Acquisition Sub as of the Closing Date all rights, title, interests and benefits of the Company in the Acquired Assets (including, without limitation, the Material Contracts), except for such consents, approvals, orders, authorizations, registrations, declarations, notices and filings set forth in Section 3.06 of the Company Disclosure Schedule. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations or filings with any federal or state governmental authority or instrumentality (“Governmental Entity”) or any third-party (the “Consents”) on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to the Closing, and be effective as of, the Closing.

Section 3.07 Compliance with Other Instruments. The Company will not, at the Closing, be in violation of any provisions of the Restated Certificate or its bylaws, each as in effect as of the Closing, or in any material respect of any provision of any indenture, instrument or contract to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of the Company Agreements will not result in any such violation or be in conflict with or constitute a default under any such provision, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. There is no such provision that materially and adversely affects the business, prospects, condition, affairs, operations, properties or assets of the Biomarker Business.

Section 3.08 Litigation, Compliance with Laws. There is no action, suit, claim, governmental investigation, arbitration or other legal or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Company’s knowledge there is no basis for any of the foregoing. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is known to or as has been served upon the Company. There is no action or suit by the Company pending or threatened against any other party. The Company has complied with all laws, rules, regulations and orders applicable to its current business, operations, properties, assets, products and services which, if not complied with, would have a Company Material Adverse Effect. The Company has all necessary permits, licenses and other authorizations required to conduct its business as currently conducted which, if not obtained, would have a Company Material Adverse Effect. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether foreign or domestic, that would prohibit or restrict the Company from, or otherwise materially and adversely affect the Company in conducting its business in any jurisdiction in which it currently conducts or proposes to conduct its business.

Section 3.09 Licenses; Permits. The Company has all licenses and permits it needs to conduct its business and all such licenses and permits are valid and in effect and the Company is in compliance with all of the terms and conditions of each such license and permit.

Section 3.10 Employment, No Conflicting Agreements. To the knowledge of the Company, no employee of or consultant to the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, writ, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her best efforts to promote the Company’s business as currently conducted and as proposed to be conducted. Neither the execution and delivery of the Company Agreements, nor the carrying on of the Company’s business by such persons as such business is currently conducted and proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, agreement or other instrument under which any of the officers, directors or employees of the Company is now obligated.

Section 3.11 Proprietary Information of Third Parties. No third party has made a claim against the Company or, to the knowledge of the Company, has reason to make a claim against the Company that any person employed by or engaged as an employee, consultant, agent or representative of the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, noncompetition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its current or former employees. To the knowledge of the Company, no person employed by or engaged as a consultant, agent or representative of the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any third party, and to the knowledge of the Company, no person employed by or engaged as a consultant, agent or representative of the Company has violated any confidential relationship that such person may have or have had with any third party, in connection with the development or sale of any proposed service or product of the Company. Each employee of the Company has entered into an Employee Confidential Information and Inventions Agreement substantially in the form provided to Acquisition Sub or Parent, all of which are considered Material Contracts being assigned to Acquisition Sub to the extent relating to the Biomarker Business. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company that will not be permitted by a license or other agreement that the Company will enter into relating to such inventions.

Section 3.12 Tax Matters. ”Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code § 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not. “Tax Returns” mean all returns, schedules, statements, reports, estimates, declarations, forms and information returns pertaining to any Tax, including any schedule or attachment thereto, and including any amendment thereof, relating to the business operations of the Company and due on or before the Closing Date.

(a) Filings. The Company has timely filed all Tax Returns required to be filed by it. All such Tax Returns were correct and complete in all material respects at the time they were filed. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid when due. The Company is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no liens on any of the properties or assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) Withholding. the Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, shareholder, independent contractor, creditor or other third party.

(c) Assessments and Disputes; Audit. There is no assessment of or additional Tax owing for any period for which Tax Returns have been filed by the Company. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed by any Governmental Entity or (ii) as to which the Company has knowledge.

(d) Statutes of Limitation. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) Tax Status; Liabilities. The Company has not been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii).

Section 3.13 Corporate Records. All material transactions to date to which the Company is or has been a party or in which it is or has been otherwise involved have been fairly reflected in its financial records and other appropriate corporate books and records (which have been made available to Acquisition Sub or Parent).

Section 3.14 Employee Matters. The Company has not maintained or contributed to nor is it required to contribute to any “employee welfare benefit plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) which is subject to the funding requirements of Title I, Subpart B, Part 3 of ERISA. Section 3.14 of the Company Disclosure Schedule lists each “employee benefit plan” (within the meaning of § 3(3) of

ERISA), including, without limitation, “multiemployer” plans (within the meaning of § 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability (collectively, the “Company Plans”).

With respect to each the Company Plan, the Company has made available to Acquisition Sub or Parent prior to the execution and delivery of this Agreement a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and any other related documents, filings, or reports.

Section 3.15 Absence of Environmental Liabilities. At all times prior to the Closing Date, the Company has been in material compliance with all applicable environmental laws and regulations relating to the conduct of its business. The Company’s operations are not in any material violation of any federal, state or local law or regulation relating to industrial hygiene, worker safety, or Hazardous Materials, including soil and waste water conditions. For the purposes of this Agreement, “Hazardous Materials” means any material or substance that is prohibited or regulated by any environmental law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. The Company’s environmental licenses, permits, clearances, covenants and authorizations material to its operations are in full force and effect. Any handling, transportation, storage, treatment or use of Hazardous Material performed by or on behalf of the Company prior to the Closing Date has been in material compliance with all laws, regulations and orders relating to Hazardous Material. No notification of release of Hazardous Material pursuant to CERCLA or the federal Clean Water Act, or any state or local environmental law or regulatory requirement has been received by the Company. No wastes generated by the Company in connection with its operations have ever been sent directly or indirectly to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of hazardous substances sites requiring investigation or clean-up. The Company has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that it is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Material. The Company is not aware of any fact or circumstance that could involve the Company in any environmental litigation or impose any material environmental liability upon the Company.

Section 3.16 Information Statement. None of the information contained in the Information Statement (as defined below) (and any amendments thereof or supplements thereto) will at the time of the mailing of the Information Statement to the stockholders of the Company and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made or omitted in the Information Statement based on information supplied by Acquisition Sub or Parent for inclusion in the Information Statement.

Section 3.17 Disclosure. Neither this Agreement nor any schedule or exhibit attached to this Agreement, the Financial Statements, or any certificate, letter or other instrument or document referred to herein and furnished to the Acquisition Sub or Parent by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in the light of the circumstances under which they were made, not misleading.

Section 3.18 No Broker. No finder, broker, agent or other intermediary has acted for or on behalf of the Company in connection with the transaction contemplated by the Agreement and the Company hereby agrees to indemnify and hold the Parent and Acquisition Sub harmless from and against any claims for brokerage commissions, finder’s fees or similar payments as the result of actions by the Company.

Section 3.19 Material Contracts. Section 3.19 of the Company Disclosure Schedule is a complete list of all notes, mortgages, indentures, leases, licenses, contracts, instruments and agreements relating to the Biomarker Business (other than agreements that by their terms are cancelable by the Company upon thirty (30) days notice without penalty or payment and that in the aggregate do not require the payment or receipt of more than $150,000 annually or individually involve payment or receipt of more than $25,000 annually) and which are presently in force and effect as of the date of this Agreement and will remain in effect for the benefit of the Acquisition Sub as of the Closing Date (the “Material Contracts”). Each of the Material Contracts is in full force and effect and binding upon the Company, and to the knowledge of the Company, any other parties thereto, and is enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally and general principles of equity. Except as set forth in Section 3.19 of the Company Disclosure Schedule, neither the Company, nor, to the knowledge of the Company, any other party thereto is in material default under, nor, to the knowledge of the Company, has any event occurred which, with a lapse of time or notice or both, would result in a material default by any party under any Material Contract, and the Company has not received any notice (written or otherwise) from any other party that a default exists under any of the foregoing.

Section 3.20 Insurance. Section 3.20 of the Company Disclosure Schedule lists all insurance policies of the Company now in force relating to the Biomarker Business and all real and personal properties thereof, including in each instance the name of the carrier, the term of the policy, the periods for which it has been continuously in effect, the annual premium, the scope of coverage and deductibles, a list of all claims made in the last five (5) years and a list of all pending claims and claims which have not been finally settled or adjudicated with all rights of appeal expired. The premiums for such insurance policies are fully paid and will be kept current through the Closing Date. There are no loans outstanding against any of such policies. Such insurance shall continue in full force through the Closing Date. The Company has complied in all material respects with the terms and provisions of its insurance policies. The Company has never applied for and been refused or denied any policy of insurance with respect to product or other liability matters, environmental matters, workers’ compensation or any other matter.

Section 3.21 Loss on Contracts. To the knowledge of the Company, no Material Contract is of a duration that is greater than is typical or customary for contracts of a similar nature entered into by businesses of a similar nature to the Company. Except as set forth in Section 3.21 of the Company Disclosure Schedule, the Company further represents that to its knowledge the costs and expenses to complete work in the ordinary course of the Company’s business on any of the Material Contracts being assumed by Acquisition Sub that are identified on Section 3.21 of the Company Disclosure Schedule as “WIP” shall not exceed the amount of cash remaining to be received by Acquisition Sub for completion of such work.

Section 3.22 Intellectual Property. Section 3.22(a) of the Company Disclosure Schedule lists with respect to the Biomarker Business (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks and applications therefor, registered and unregistered copyrights and mask works and applications therefor, that are included in the Biomarker Intellectual Property, including the jurisdictions in which each such Biomarker Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person or entity is authorized to use any Biomarker Intellectual Property, and (iii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including without limitation software, which are incorporated in, are or form a part of any Biomarker Intellectual Property or used in the conduct of the Biomarker Business. “Biomarker Intellectual Property” means any patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and all pending applications for and registrations of any of the foregoing, mask works, schematics, algorithms, processes, computer software programs or applications (in both source code and object code form), unpatented technology and know-how, in process research and development, trade secrets and any similar intellectual property or proprietary rights and tangible or intangible proprietary information or material of the Company used in the Biomarker Business as of the date of this Agreement.

The Company owns or otherwise has a valid right to use all Biomarker Intellectual Property and no other person or entity has any rights in the Biomarker Intellectual Property. The Company has or will have by the Closing Date secured from all consultants and employees who contributed in a material manner to the creation or development of Biomarker Intellectual Property valid written assignments of the rights to such contributions that the Company does not already own by operation of law. To the knowledge of the Company, there is no material unauthorized use, disclosure, infringement or misappropriation by any third party (including employees and former employees of the Company) of any Biomarker Intellectual Property

rights. The Company has not brought any action, suit or proceeding for infringement of Biomarker Intellectual Property or breach of any license or agreement involving Biomarker Intellectual Property against any third party. Except for the standard indemnification provisions contained in agreements the Company has with its existing customers as disclosed in Section 3.19 of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any Biomarker Intellectual Property.

All patent applications, trademark applications and copyright applications included in the Biomarker Intellectual Property set forth in Section 3.22(a) of the Company Disclosure Schedule have been duly filed and are recorded on the public record in the name of the Company and any renewal fees with respect thereto have been duly paid.

To the knowledge of the Company, the conduct of the Biomarker Business of the Company does not infringe any patent, registered trademark, registered service mark, registered copyright, trade secret or other proprietary right of any third party. All use, disclosure or lawful appropriation of any Biomarker Intellectual Property owned by the Company and licensed to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure or lawful appropriation of such Biomarker Intellectual Property not owned by the Company and licensed from a third party has been pursuant to the terms of a written agreement between the Company and the owner of such Biomarker Intellectual Property, or is otherwise lawful.

Section 3.23 No Unlawful Distribution. The Board of Directors of the Company has determined to its satisfaction that transfer of the Acquired Assets in exchange for the Consideration and in redemption of the Parent Preferred Stock is lawful and is not in violation of applicable federal, state or local law, including without limitation, Delaware General Corporation Law Section 173.

ARTICLE IV

Representations and Warranties of Parent and Acquisition Sub

Except as disclosed in a document of even date herewith and delivered by Acquisition Sub or the Parent to the Company prior to the execution and delivery of this Agreement and referring by numbered Section of the representations and warranties in this Agreement (the “Parent Disclosure Schedule”) (provided that the inclusion of an item as an exception or qualification to one Section of this Agreement shall cause that item to be an exception or qualification to any other Section of this Agreement where the meaning of such exception or qualification and its applicability to other representations is reasonably apparent), Parent and Acquisition Sub represent and warrant to the Company as follows:

Section 4.01 Organization and Standing. Parent and Acquisition Sub are a corporation and limited liability company, respectively, duly organized, validly existing and in good standing under the laws of the State of North Carolina, and each is duly qualified or licensed to transact business as a foreign entity in California and in every other jurisdiction in which the absence of such qualification might reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or property of Parent or Acquisition Sub (a “Parent Material Adverse Effect”).

Section 4.02 Authorization. The Company Agreements, (and assuming the due authorization, execution and delivery by the other parties hereto), shall upon execution and delivery by Parent and Acquisition Sub constitute legal, valid and binding obligations of the Parent and Acquisition Sub, enforceable against the Parent and Acquisition Sub in accordance with their respective terms, except that: (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnification may be limited by public policy.

Section 4.03 No Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of the Acquisition Sub or Parent in connection with the transactions contemplated by this Agreement and the Parent and Acquisition Sub hereby agree to indemnify and hold the Company harmless from and against any claims for brokerage commissions, finder’s fees or similar payments as the result of actions by the Parent or Acquisition Sub.

Section 4.04 Information Statement. None of the information provided by Parent or Acquisition Sub to the Company in writing for inclusion in the Information Statement will at the time of the mailing of the Information Statement to the stockholders of the Company and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.05 Ownership of Company Capital Stock. Acquisition Sub or Parent is the sole beneficial owner of all right, title and interest in and to 1,000,000 shares of the Company’s Series E Senior Preferred Stock and 4,400,000 shares of the Company’s Series F Senior Preferred Stock (collectively, the “Parent Preferred Stock”). Such shares have not been assigned, pledged or encumbered and no Person has any rights to any interest in such shares.

ARTICLE V

Covenants of the Parties

Section 5.01 Conduct of the Business of the Company and MP Facility. From the date of this Agreement until the Closing Date, except as expressly contemplated or allowed by this Agreement, the Company and MP Facility (for purposes of this Article V, the term “Company” shall include both the Company and MP Facility and the term “MP Facility” shall include only MP Facility) shall conduct their businesses in the ordinary course consistent with past practice, shall continue to pay the Company’s payroll, accounts payable and other liabilities in the ordinary course of business consistent with past practice and shall use commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, except as expressly contemplated or allowed by this Agreement, the Company will not take any action or knowingly omit to take any action that would make any of its representations and warranties contained herein false to an extent that would cause the condition set forth in Section 6.03(b) of this Agreement not to be satisfied. In addition, except as expressly contemplated or allowed by the terms of this Agreement, without the prior written consent of Acquisition Sub or Parent, which shall not be unreasonably withheld, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the Company shall not do any of the following:

(a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities of property) in respect of any Company capital stock or split, combine or reclassify any Company capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company capital stock;

(b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of Company capital stock, or make any capital contribution to any Subsidiary of the Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement;

(c) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of Company capital stock or any securities convertible into shares of Company capital stock, or subscriptions, rights, warrants or options to acquire any shares of Company capital stock or any securities convertible into shares of Company capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities other than the issuance, delivery and/or sale of shares of Company common stock pursuant to the exercise of Company options or Company warrants outstanding on the date of this Agreement;

(d) Incur any indebtedness for borrowed money, or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company or enter into any arrangement having the economic effect of any of the foregoing;

(e) Make any capital expenditures or otherwise acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (i) any assets having a fair market value in excess of $25,000 or (ii) any equity interests of any person or any business or division of any person, except for assets acquired that qualify for reimbursement pursuant to existing grants or cooperative agreements;

(f) Amend the Restated Certificate or bylaws of the Company;

(g) Sell, lease, encumber or otherwise dispose of any assets of MP Facility or the Acquired Assets other than assets related to the Non-Biomarker Business;

(h) Except in the ordinary course of business, amend, modify or terminate any Material Contract, or otherwise waive, release or assign any material rights, claims or benefits thereunder;

(i) Except as required by law or the current terms of an existing agreement, (i) increase the amount of compensation of any current or former director, officer or employee or make any increase in or commitment to increase any employee benefits or vest, fund or pay any pension or retirement allowance other than as required by the current terms of any Plan, (ii) grant any severance or termination pay to any director, officer or employee of the Company, (iii) adopt, amend, modify (except as may be required by law), enter into or commit to any additional employee benefit plan or, except in the ordinary course of business, make any contribution to any existing plan, or (iv) increase the benefits payable under any existing severance or termination pay policies or employment agreements;

(j) Change the Company’s methods of accounting in effect at December 31, 2003, except as required by changes in GAAP;

(k) Settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim that is material to the business of the Company, other than the payment, discharge or satisfaction of liabilities, in the ordinary course of business consistent with past practice;

(l) Create or incur any material lien on any of the Acquired Assets;

(m) Make any loan, advance or capital contribution to or investment in any Person, other than the Non-Biomarker Subsidiaries, up to an amount in the aggregate not to exceed $100,000;

(n) Other than in the ordinary course of business consistent with past practice, (i) make any tax election with respect to Taxes or take any position on any tax return filed on or after the date of this Agreement or adopt any method thereof that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods or (ii) enter into any settlement or compromise of any tax liability that in either case is material to the business of the Company; or

(o) Agree in writing or otherwise to take any of the actions described in Section 5.01(a) through (n) above.

Section 5.02 Conduct of the Business of Parent and Acquisition Sub. From the date of this Agreement until the Closing Date, except as expressly contemplated or allowed by this Agreement, Parent will not (and will not permit any of its Subsidiaries to) take any action or knowingly omit to take any action that would make any of its representations and warranties contained herein false to an extent that would cause the conditions set forth in Section 6.02(b) not to be satisfied.

Section 5.03 Stockholder Action.

(a) The Company shall, in accordance with applicable law and the Restated Certificate and its bylaws circulate an action by written consent of stockholders as promptly as practicable after the date of this Agreement for purposes of taking action upon the adoption of this Agreement and the transactions contemplated hereby (the “Company Approval Matters”). Such written consent shall be obtained no later than January 31, 2005. The Board of Directors of the Company shall recommend approval and adoption of the Company Approval Matters by the Company’s stockholders.

(b) Promptly following the date of this Agreement, the Company shall prepare an information statement relating to the Company Approval Matters (together with any amendments thereof and any supplements thereto, the “Information Statement”). Acquisition Sub, Parent and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. The Company will use commercially reasonable efforts to cause the Information Statement to be mailed to the Company’s stockholders as promptly as practicable after the date of this Agreement.

Section 5.04 Access to Information; Confidentiality Agreement. Upon reasonable advance notice, between the date of this Agreement and the Closing Date, the Company shall (i) give Parent, its counsel, financial advisors, auditors and other’s authorized representatives (collectively, “Representatives”) reasonable access during normal business hours to the offices, properties, books and records of the Company, MP Facility and the Non-Biomarker Subsidiaries, (ii) furnish to Parent’s Representatives such financial and operating data and other information relating as such persons may reasonably request; provided that any information and documents received by Parent or its Representatives (whether furnished before or after the date of this Agreement) shall be held in accordance with the Confidentiality Agreement dated April 21, 2003 between Parent and the Company (the “Confidentiality Agreement”), which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination of this Agreement until the Closing Date.

Section 5.05 Intentionally Omitted.

Section 5.06 Commercially Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

Section 5.07 Certain Filings. The Company, Acquisition Sub and/or and Parent shall cooperate with one another (i) in connection with the preparation of the Information Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any of the Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Information Statement.

Section 5.08 Public Announcements. The parties shall issue press releases in agreed upon form announcing the execution of this Agreement as soon as practicable on or after the date of this Agreement. Except as provided in the preceding sentence, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other transactions contemplated hereby without the prior written consent of the other party, except as may be required by law or by any listing agreement with, or the policies of, a national securities exchange in which circumstance reasonable efforts to consult will still be required to the extent practicable.

Section 5.09 Further Assurances; Cooperation; Shared Technology.

(a) Each of the parties hereto agrees that, for a period of two years from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party except as specified in this Agreement) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement including but not limited to the effective consummation of the transactions contemplated under the provisions of this Agreement, the transfer of the Acquired Assets to Acquisition Sub and the assumption of Assumed Liabilities by Acquisition Sub.

(b) Each party hereto shall provide reasonable assistance up to the Closing Date to identify and separate information technology that is utilized in both the Biomarker Business and the Non-Biomarker Business. Such information technology may include, for example the Company’s: (i) servers used to analyze data from the cytometry and mass spec platforms, (ii) servers used to store study data, (iii) servers for email and phone, (iv) Oracle database software, (v) Oracle financial software, and (vi) computer back up tapes. For one month after the Closing, the parties agree to cooperate to support ongoing operations of the other so that replacement information technology systems, such as the foregoing, can be implemented with a minimum disruption to the businesses of the parties. The parties will use reasonable commercial efforts to minimize the need of either party to purchase additional information technology.

Section 5.10 Employee Matters. Acquisition Sub shall have the right (but no obligation) to interview and offer employment to each of the employees of the Company identified on Section 6.03(e) of the Parent Disclosure Schedule effective as of the Closing Date; provided, however, that this Agreement shall not be construed to create any contractual employment rights in any of such employees hired by Acquisition Sub other than as employees terminable at will. The Company shall pay all employees all wages, salaries, commissions, bonuses and severance payments which are due to any of its employees through the Closing Date. Acquisition Sub will not assume or be deemed to have assumed any past or present obligations of the Company to its employees, nor any future obligations to any employees of the Company who are not hired by Acquisition Sub. Acquisition Sub will assume all accrued vacation due as of the Closing for all Company employees hired by Acquisition Sub. Effective as of the Closing Date, the Company hereby waives any right to enforce for its own benefit any confidentiality or other provision set forth in Employee Confidential Information and Inventions Agreement as it related to the Biomarker Business, and the Company further hereby assigns all of its rights and benefits in and under such agreements as the same relate to the Biomarker Business to Acquisition Sub, effective as of the Closing Date.

Section 5.11 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to the transactions contemplated by this Agreement, the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to eliminate or minimize the effects of any such statute or regulation.

Section 5.12 Certain Notifications. Between the date of this Agreement and the Closing Date, each party shall promptly notify the other in writing after becoming aware of the occurrence of any event which will, or is reasonably likely to, result in the failure of any of the conditions specified in Article VI to be satisfied.

Section 5.13 Tax Matters. Each of Parent, Acquisition Sub and the Company shall report the transactions contemplated by this Agreement as a redemption of Parent Preferred Stock unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Parent and Acquisition Sub shall not cause MP Facility to be liquidated prior to the first anniversary of the Closing.

Section 5.14 Updated Company Disclosure Schedule. No later than two days prior to the Closing, the Company shall update the Company Disclosure Schedule and deliver it to the Acquisition Sub or Parent (the “Updated Company Disclosure Schedule”).

Section 5.15 Termination of the Joint Agreements. At or prior to the Closing, the Company and Parent covenant and agree to cause the termination of the Joint Agreements, and the Company and Parent further agree that no further payments or obligations shall be due from PPD Development, L.P. under the Joint Agreements after December 31, 2004 and the Company shall have no further responsibilities or obligations under the Joint Agreements after such termination.

Section 5.16 Continuation of Health Care Coverage. From and after the Closing, the Company and/or any member of a group described in Section 414(b) or (c) of the Internal Revenue Code that includes the Company will maintain one or more group health plans within the meaning of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), that will provide the Company’s current or former employees (and their respective spouses and other family members and dependants), other than those employees hired by Acquisition Sub, with any and all continuation coverage required by COBRA that has or may arise on account of their loss (but for COBRA) of coverage under any group health care plan of the Company, including without limitation any loss of coverage that results from the termination of any person’s employment with the Company as a result of any of the transactions contemplated by this Agreement.

ARTICLE VI

Conditions to the Closing

Section 6.01 Conditions to Each Party’s Obligations. The respective obligations of the Parent, Acquisition Sub and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Closing Date of each of the following conditions:

(a) The Company Approval Matters shall have been approved and adopted by the stockholders of the Company in accordance with applicable law and the Restated Certificate;

(b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated by this Agreement.

(c) The sublease with PPD Development, LP dated September 12, 2003 shall be amended to provide for the sublease of the premises occupied by Nanoplex on terms reasonably acceptable to the Company and PPD Development, LP; provided that such amended sublease shall be on a month-to-month basis for a term of up to six (6) months at the current rate per square foot set forth in the sublease.

Section 6.02 Conditions to the Company’s Obligation to Consummate the transactions contemplated by this Agreement. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be further subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Closing Date of each of the following conditions:

(a) Parent and Acquisition Sub shall each have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement;

(b) The representations and warranties of Acquisition Sub and Parent contained in Article IV of this Agreement shall be true and correct in all respects on the date of this Agreement and as of the Closing Date (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), disregarding, for these purposes, the phrases “material,” “materially,” “in all material respects,” “Parent Material Adverse Effect” and any similar phrase, except (i) as otherwise expressly contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate do not constitute a Parent Material Adverse Effect;

(c) The Company shall have received certificates signed by a senior executive officer of Acquisition Sub, dated the Closing Date, to the effect that, to such officer’s knowledge, the conditions set forth in Sections 6.02(a) and 6.02(b) of this Agreement have been satisfied or waived;

(d) The Acquisition Sub shall have duly executed instrument(s) of assumption of all Assumed Liabilities;

(e) If required by Silicon Valley Bank in connection with release of its liens on the Acquired Assets, at Closing Parent shall provide a limited guaranty of the Silicon Valley Bank Accounts Receivable Financing Agreement (“SVB Loan”) to the Company (the “Guaranty”). The Guaranty shall be limited to an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) and to the existing terms and conditions of the loan with a current maturity date of December 31, 2006. In connection with the Guaranty, the Company shall execute a reimbursement agreement at Closing in favor of Parent containing such terms as are reasonably acceptable to Parent, including without limitation: (i) a requirement that all of the cash proceeds from one or more sales after the Closing of any assets of the Company or any of its affiliates, which sale or sales result in the Company’s and/or its affiliates receipt after Closing of aggregate proceeds exceeding Twenty Five Thousand Dollars ($25,000), shall be used to repay the SVB Loan; (ii) the documents and collateral evidencing and securing the SVB Loan may not be amended, modified, renewed, refinanced, released or extended without the prior written consent of Parent; (iii) an absolute and unconditional obligation to reimburse and indemnify Parent for any payments, losses, costs, expenses or other amounts incurred in connection with the Guaranty; (iv) a second priority lien on all of the assets and property of the Company; and (v) principal payments of Twenty-Five Thousand Dollars ($25,000) per month shall be made commencing July 1, 2005 with such amount increasing to Fifty Thousand Dollars ($50,000) per month on the earlier of (A) July 1, 2006 or (B) the completion of an equity financing of at least Three Million Dollars ($3,000,000) to the Company or any of its affiliates; and (vi) Alavita and NanoPlex shall also guarantee the SVB Loan. In consideration of its execution of the Guaranty, Parent shall be issued a warrant at the Closing entitling Parent to issuance of Three Hundred Thousand Dollars ($300,000) of shares of Alavita’s securities or capital stock issued in its next financing round and based upon the offering price at which such securities or capital stock are issued or sold in such financing.

The Company shall enter into a modification agreement with Silicon Valley Bank to modify the documents evidencing the SVB Loan so as to provide for the matters described in items (i), (ii), (v) and (vi) and evidencing Silicon Valley Bank’s release of its lien and consent to items (iii) and (iv).

Section 6.03 Conditions to Parent and Acquisition Sub’s Obligations to Consummate the transactions contemplated by this Agreement. The obligations of Parent and Acquisition Sub to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction, or to the extent permitted by applicable law and in the sole discretion of Parent, the waiver on or prior to the Closing Date of each of the following conditions:

(a) The Company shall have performed in all material respects each of its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement;

(b) The representations and warranties of the Company contained in Article III of this Agreement shall be true and correct in all respects on the date of this Agreement and as of the Closing Date (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), disregarding, for these purposes, the phrases “material,” “materially,” “in all material respects,” “Company Material Adverse Effect” and any similar phrase, except (i) as otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate do not constitute a Company Material Adverse Effect;

(c) Parent and Acquisition Sub shall have received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that, to such officer’s knowledge, the conditions set forth in Sections 6.03(a) and 6.03(b) of this Agreement have been satisfied or waived;

(d) All of the Consents shall have been obtained or made;

(e) A sufficient number of the individuals set forth in Section 6.03(e) of the Parent Disclosure Schedule, together with the key employees of the Biomarker Business as reasonably determined by Parent, shall have agreed to become employees of Acquisition Sub as of the Closing Date so that the Parent in good faith, but in its reasonable discretion, determines that the Biomarker Business can be operated by Acquistion Sub after the Closing in substantially the same manner as operated by the Company before the closing, in each case on terms substantially equivalent to the terms of each individual’s employment with the Company as of December 1, 2004. In the event Acquisition Sub does not offer an individual set forth in Section 6.03(e) of the Parent Disclosure Schedule a salary at least equal to such employee’s salary with the Company as of December 1, 2004 and such individual does not agree to remain employed with the Company or become an employee of Acquisition Sub after Closing, Acquisition Sub shall waive this condition with respect to such individual;

(f) The terms of the Company’s banking arrangement with Silicon Valley Bank shall have been modified to provide that as of the Closing Date the Acquired Assets shall be released fully from any and all liens, claims, security interests, liabilities or obligations to or in favor of Silicon Valley Bank, whether as an obligor, surety, guarantor or otherwise;

(g) Omitted;

(h) The Updated Company Disclosure Schedule shall not disclose matters that are reasonably likely to result in a Company Material Adverse Event;

(i) The Company shall have delivered duly executed instruments of conveyance and transfer, including bills of sale, assignments, and other transfer documents that are sufficient to vest title to the Acquired Assets in the name of the Acquisition Sub, free and clear of all liens, security interests, mortgages, pledges, encumbrances, or restrictions, except for Permitted Liens;

(j) The Company shall have delivered to Parent Sub good standing or tax clearance letters from applicable state revenue agencies and releases or termination statements terminating all security interests, financing statements, judgment or other liens against the Acquired Assets, except for Permitted Liens, in form reasonably satisfactory to Parent and Acquisition Sub and its counsel;

(k) There shall have been no change in the business, operation, prospects or condition, financial or otherwise, of the Biomarker Business from the date hereof to the Closing Date which results or could reasonably be expected to result in a material adverse effect on the Biomarker Business or the Acquired Assets;

(l) The total amount owed by the Company to GE Electric Capital Corporation shall not exceed Three Million Four Hundred Thousand Dollars ($3,400,000) as of the Closing; and

(m) Dr. Ringold and Parent shall have entered into a mutually agreeable consulting arrangement for up to one year duration but not to exceed twenty (20) hours per week.

ARTICLE VII

Survival and Indemnification

Section 7.01 Survival. The representations and warranties of the Acquisition Sub and Parent set forth in Section 4.05 of this Agreement shall survive for a period of two (2) years from the Closing Date. The representations and warranties of the Company set forth in Sections 3.05, 3.12, 3.19, 3.21 and 3.22 shall survive two (2) years from the Closing Date. If, prior to such two-year expiration date, a state of facts shall have become known which threatens to give rise to a liability against which any party or parties hereto would be entitled to indemnification hereunder and the indemnified party or parties shall have given notice of a claim for indemnification pursuant to Section 7.04 with respect to such state of facts to the indemnifying party or parties, then the rights of the indemnified party or parties to indemnification with respect to such liability shall continue until such particular liability shall have been finally determined and disposed of. All other representations and warranties of the Company, Parent and Acquisition Sub set forth in Articles III and IV shall not survive the Closing. All covenants, agreements and other obligations of the Company, Parent and Acquisition Sub set forth in this Agreement shall survive the Closing Date for ninety (90) days after the expiration of the applicable statute of limitations period.

Section 7.02 The Company’s Indemnification. The Company agrees, as provided in this Agreement, to indemnify and hold Parent, Acquisition Sub, their respective officers, directors, shareholders, affiliates and representatives (collectively, the “Parent Indemnitees”) each harmless from and against and in respect of any damages, losses, liabilities, claims or expenses (including court costs and reasonable attorneys’ fees associated therewith) (“Parent Damages”) arising from or incurred by any Parent Indemnitee as a result of:

(a) the inaccuracy of any representation or breach of any warranty of the Company contained in this Agreement which pursuant to Section 7.01 survive the Closing (including any Schedule, Exhibit or certificate or other instrument delivered by or on behalf of the Company or in connection with the transactions contemplated hereby);

(b) any default by the Company in the observance or performance of any covenant or obligation on its part to be observed or performed under this Agreement;

(c) The matter disclosed in Section 3.08 of the Company Disclosure Schedule; or

(d) The ownership, operation and/or use of the Acquired Assets and the Biomarker Business prior to the Closing Date and ownership, operation and/or use of the Non-Biomarker Businesses prior to or after the Closing Date, except only the Assumed Liabilities.

Notwithstanding the foregoing, the amount of any Parent Damages shall be reduced by any amount actually received by a Parent Indemnitee with respect thereto under any insurance coverage or from any other responsible party. Parent Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from any responsible Person other than a party to this Agreement.

The Company acknowledges and agrees that it shall have no right of subrogation or contribution or any claim against Acquisition Sub or MP Facility as a result of any breach of any representation, warranty, covenant, condition or agreement of MP Facility hereunder.

Section 7.03 Parent’s Indemnification. Acquisition Sub and Parent each agrees as provided in this Agreement to indemnify and hold the Company, its officers, directors, affiliates and representatives (collectively, the “Company Indemnitees”) each harmless from and against and in respect of any damages, losses, liabilities, claims or expenses (including court costs and reasonable attorneys’ fees associated therewith) (the “Company Damages”) arising from or incurred by any Company Indemnitee as a result of:

(a) the inaccuracy of any representation or breach of any warranty of Acquisition Sub or Parent contained in this Agreement (including any Schedule, Exhibit, certificate or other instrument delivered by or on behalf of Acquisition Sub or Parent or in connection with the transactions contemplated hereby);

(b) any default by Acquisition Sub or Parent in the observance or performance of any covenant or obligation on its part to be observed or performed under this Agreement; or

(c) the ownership, operation and/or use of the Acquired Assets and the Biomarker Business and satisfaction of the Assumed Liabilities on and after the Closing Date.

Notwithstanding the foregoing, the amount of any Company Damages shall be reduced by any amount actually received by a Company Indemnitee with respect thereto under any insurance coverage or from any other responsible party. Company Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from any responsible Person other than a party to this Agreement.

Section 7.04 Indemnification Procedure; Defense. As soon as reasonably practical after obtaining knowledge thereof, the indemnified party or parties shall notify the indemnifying party or parties of any claim or demand which the indemnified party or parties have determined has given or could give rise to a right of indemnification under this Agreement. Any claims for indemnification under this Article VII shall be in writing and shall set forth in reasonable detail: (i) the amount in US dollars that the party seeking indemnification has paid or accrued or reasonably believes that it will have to pay or accrue for Parent Damages or Company Damages (as applicable, “Damages”); (ii) specifying the individual amounts or items included in the total amount claimed, the date each such item was paid or accrued; and (iii) the basis for such anticipated or actual Damages, the facts giving rise to the claim or alleged basis for the claim, and the nature of the misrepresentation, breach of warranty or covenant or other matter to which such item is related. However, subject to Section 7.01, the failure of the indemnified party to give notice of any such claim promptly shall not adversely affect the indemnified party’s right to indemnity hereunder except to the extent that such failure adversely affects the right of the indemnifying party to assert any reasonable defense to such claim.

Section 7.05 Limitations on Liability and Indemnification.

(a) The Parent Indemnitees may not recover pursuant to the indemnity set forth in Section 7.02 hereof unless and until one or more notices of claim identifying Parent Damages in excess of One Hundred Thousand Dollars ($100,000) in the aggregate has or have been delivered to the Company in accordance with Section 7.04 hereof, in which case the Parent Indemnitees shall be entitled to recover in respect of all such Parent Damages from the first dollar.

(b) The Company Indemnitees may not recover pursuant to the indemnity set forth in Section 7.03 hereof unless and until one or more notices of claim identifying Company Damages in excess of One Hundred Thousand Dollars ($100,000) in the aggregate has or have been delivered to the Parent in accordance with Section 7.04 hereof, in which case the Company Indemnitees shall be entitled to recover in respect of all such Company Damages from the first dollar.

(c) In no event shall any party’s indemnification liability or obligations under Section 7.02(a) or Section 7.03(a), as applicable, with respect to a breach of representations or warranties under this Agreement exceed in the aggregate Three Million Five Hundred Thousand Dollars ($3,500,000).

Section 7.06 Matters Involving Third Parties.

(a) If any third party shall notify any indemnified party with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any indemnifying party under this Article VII, then the indemnified party shall promptly notify each indemnifying party thereof in writing.

(b) Any indemnifying party will have the right to defend the indemnified party against the Third Party Claim so long as: (i) the indemnifying party notifies the indemnified party in writing within twenty (20) days after the indemnified party has given notice of the Third Party Claim that the indemnifying party will indemnify the indemnified party from and against the entirety of any Damages the indemnified party may suffer resulting from or caused by the Third Party Claim; (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief that is likely to have a material adverse effect on the indemnified party; and (iii) the indemnifying party conducts the defense of the Third Party Claim actively and diligently. If the indemnifying party assumes the defense of any such claim, the indemnifying party shall select counsel reasonably acceptable to the indemnified party to conduct the defense of such Third Party Claim. If the indemnifying party shall have assumed the defense of any Third Party Claim in accordance with this Section 7.06(b), the indemnifying party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim, without the prior consent of the indemnified party; provided, however, that: (i) the indemnifying party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (ii) such settlement or judgment does not involve the encumbrance of any assets of the indemnified party or include any restriction that would apply to the indemnified party; and (iii) that a condition to any such settlement shall be a complete release of such indemnified party and its affiliates, directors, officers, employees and agents with respect to such Third Party Claim.

(c) So long as the indemnifying party is conducting the defense of the Third Party Claim in accordance with Section 7.06(b) above, (i) the indemnified party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim and (ii) the indemnified party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnifying party, which consent shall not to be unreasonably withheld or delayed. Each indemnified party shall, and shall cause each of its affiliates, directors, officers, employees and agents to, cooperate fully with the indemnifying party in the defense of such Third Party Claim being defended by the indemnifying party pursuant to Section 7.06(b), including providing full access to documents, properties, books and records reasonably requested by the indemnifying party and make available all officers, directors, employees and indemnified parties reasonably requested by the indemnifying party for investigations, depositions and trial.

(d) In the event any of the conditions in Section 7.06(b) and 7.06(c) above are or become unsatisfied or the indemnifying party does not assume the defense of such Third Party Claim in the first instance, (i) the indemnified party will have the right to defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, subject to the prior written consent of the indemnifying party, which consent shall not to be unreasonably withheld or delayed and (ii) the indemnifying parties will reimburse the indemnified party for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses).

ARTICLE VIII

Termination

Section 8.01 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, whether before or after the Company has obtained stockholder approval:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent, if the transactions contemplated hereby have not been consummated by February 28, 2005, or such other date, if any, as the Company and Parent shall agree upon (the “Outside Date”); provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(b) shall not have breached in any material respect its obligations under this Agreement;

(c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

(d) by either the Company or Parent, if the approval of the stockholders of the Company of the Company Approval Matters shall not have been obtained by written consent or at a duly held meeting of stockholders of the Company or any adjournment thereof;

(e) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Parent set forth in this Agreement or if any representations or warranties of Parent shall have become untrue, such that the conditions set forth in Section 6.02 would be incapable of being satisfied by the Outside Date, provided that the Company has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by Parent of any of its covenants or agreements hereunder having, in the aggregate, a Parent Material Adverse Effect or materially adversely affecting (or materially delaying) the ability of Parent or the Company to consummate the transactions contemplated by this Agreement, and Parent has not cured such breach within thirty (30) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; or

(f) by Parent if (i) there shall have been a breach of any representations or warranties on the part of the Company or any of its Subsidiaries set forth in this Agreement or if any representations or warranties of the Company or any of its Subsidiaries shall have become untrue, such that the conditions set forth in Section 6.03 would be incapable of being satisfied by the Outside Date, provided that Parent has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by the Company or any of its Subsidiaries of one or more of its respective covenants or agreements hereunder having, in the aggregate, a Company Material Adverse Effect or materially adversely affecting (or materially delaying) the ability of Parent or the Company to consummate the transactions contemplated by this Agreement, and the Company has not cured such breach within thirty (30) business days after notice by Parent thereof, provided that Parent has not breached any of its obligations hereunder in any material respect;.

(g) The party desiring to terminate this Agreement shall give prompt written notice of such termination to the other party in accordance with Section 9.01 of this Agreement.

Section 8.02 Effect of Termination. Except for any willful breach of this Agreement by any party hereto, if this Agreement is terminated pursuant to Section 8.01 of this Agreement, then this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that notwithstanding such termination, the agreements contained in Sections 5.04, 7.02 and 7.03 of this Agreement shall survive the termination of this Agreement.

ARTICLE IX

Miscellaneous

Section 9.01 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery, (b) transmitter’s confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or (d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

If to the Company to:

SurroMed, Inc.

1430 O’Brien Drive

Menlo Park, California 94025

Fax: (650) 470-2400

Attention: Chief Financial Officer

with copies to:

Heller Ehrman White & McAuliffe LLP

2775 Sand Hill Road

Menlo Park, California 94025

Fax: (650) 324-6624

Attention: Kyle Guse, Esq.

If to Parent, Acquisition Sub, to:

PPD, Inc.

3151 South 17th Street

Wilmington, North Carolina 28412

Fax: (910) 772-6951

Attention: Judd Hartman, Esq.

with copies to:

Murchison, Taylor & Gibson, PLLC

16 North Fifth Avenue

Wilmington, North Carolina 28401

Fax: (910) 763-6561

Attention: G. Stephen Diab, Esq.

Section 9.02 Interpretation. References herein to the “knowledge” (and all variants and derivatives thereof) of a party shall mean the actual knowledge, after reasonable inquiry, of the executive officers of such party. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Section of the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

Section 9.03 Amendments, Modification and Waiver.

(a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment shall be made except as allowed under applicable law.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor Parent may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 9.05 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

Section 9.06 Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

Section 9.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

Section 9.08 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Delaware. The parties hereby consent to the jurisdiction of the courts of the State of Delaware and the United States District Court of the District of Delaware and waive any objections or rights as to forum nonconveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement

Section 9.09 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

Section 9.10 Third Party Beneficiaries. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Parent under this Agreement, and for the benefit of Parent and the Acquisition Sub and their successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

Section 9.11 Entire Agreement. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes all other prior and contemporaneous agreements, understandings, discussions and correspondence, both written and oral, between the parties or any of them with respect to the subject matter of this Agreement.

Section 9.12 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and by facsimile, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts of this Agreement signed by all of the other parties hereto.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

SURROMED, INC.

By:
Name:	Gordon Ringold, Ph.D.
Title:	Chairman and Chief Executive Officer

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:
Name:
Title:

SM PURCHASE COMPANY, LLC

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

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